UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 2, 2018

(Date of Report)

January 1, 2018

(Date of earliest event reported)

GRAPHIC PACKAGING HOLDING COMPANY

GRAPHIC PACKAGING INTERNATIONAL, LLC

(Exact name of registrant as specified in its charter)

Commission File Number 001-33988
Commission File Number 033-80475

Delaware		26-0405422
Delaware		84-0772929
(State or other jurisdiction of incorporation)		(IRS Employer Identification No.)

1500 Riveredge Parkway, Suite 100 Atlanta, Georgia		30328
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 240-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02	Unregistered Sales of Equity Securities.

On January 1, 2018, Graphic Packaging Holding Company, a Delaware corporation (the “Company”), International Paper Company, a New York corporation (“IP”), Graphic Packaging International Partners, LLC, a Delaware limited liability company (formerly known as Gazelle Newco LLC and a wholly owned subsidiary of the Company) (“GPIP”), and Graphic Packaging International, LLC, a Delaware limited liability company (formerly known as Graphic Packaging International, Inc.) and a wholly owned subsidiary of GPIP (“GPI”), completed the transactions contemplated by the Transaction Agreement dated October 23, 2017, among the foregoing parties (the “Transaction Agreement”). Pursuant to the Transaction Agreement, (i) a wholly owned subsidiary of the Company transferred its ownership interests in GPI to GPIP, (ii) IP transferred its North America Consumer Packaging business to GPIP, which was then subsequently transferred to GPI; (iii) GPIP issued membership interests to IP, and IP was admitted as a member of GPIP; and (iv) GPI assumed certain indebtedness of IP on the terms and conditions described below under the heading “Term Loan Credit Agreement” (collectively, the “Transactions”).

Immediately following the completion of the Transactions, (i) the Company indirectly holds 79.5% of the membership interests in GPIP and (ii) IP holds 20.5% of the membership interests in GPIP. For a period of two years beginning on the date of the completion of the Transactions, IP will not be able to transfer any of its membership interests in GPIP, subject to certain exceptions. Thereafter, subject to certain exceptions, IP will only be able to transfer its membership interests in GPIP pursuant to the terms and conditions of an Exchange Agreement (described below), pursuant to which IP has specified rights.

The foregoing description of the Transaction Agreement and the Transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Agreement as executed on October 23, 2017, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 24, 2017 and is incorporated herein by reference.

In connection with the Transactions, certain additional agreements were entered into, including, among others those described below (collectively, the “Transaction Documents”):

GPIP LLC Agreement

In connection with the consummation of the Transactions on January 1, 2018 (the “Closing”), GPIP entered into and is governed by an Amended and Restated Limited Liability Company Agreement, dated as of January 1, 2018 (the “GPIP LLC Agreement”), which sets forth, among other things, certain transfer restrictions on the membership units of GPIP (“Common Units”), and rights to acquire Common Units in certain circumstances.

Management

Under the GPIP LLC Agreement, GPI Holding III, LLC, an indirect wholly owned subsidiary of the Company (“GPI Holding”), is the managing member of GPIP. With certain exceptions, all management powers over the business and affairs of GPIP (including decisions regarding issuance of future equity and redemptions) are exclusively vested in GPI Holding. Certain exceptional corporate matters will require approval of the members holding a majority of the voting equity in GPIP. The officers of GPIP will initially be the same as the officers of the Company.

Ownership and Transfer of Units

At the Closing, GPIP issued to GPI Holding 309,715,624 Common Units, or 79.5% of the membership interests in GPIP, and to IP 79,911,591 Common Units, or 20.5% of the membership interests in GPIP. The Common Units held by IP are exchangeable into shares of common stock of the Company or cash, subject to the terms and conditions of the Exchange Agreement.

On an ongoing basis, a new Common Unit will be issued to GPI Holding for each new share of common stock issued by the Company, with all proceeds (including option exercise proceeds) delivered to GPIP, except to the extent such proceeds are used by GPI Holding to purchase Common Units held by IP. There is no restriction on the number of Common Units that can be issued to GPI Holding. IP has the limited right to purchase additional Common Units at a price equal to the Company’s current stock price in limited circumstances to the extent necessary to maintain an ownership percentage of at least 5%.

If at any time any shares of common stock of the Company are repurchased or redeemed by the Company for cash, GPIP will repurchase or redeem a corresponding number of Common Units held by GPI Holding and provide IP with the opportunity to have a pro-rata percentage of its Common Units redeemed for cash. If IP’s ownership of GPIP falls below 5%, GPIP can at any time elect to purchase IP’s remaining units.

IP (i) is subject to a drag-along obligation in the event that the Company desires to sell GPIP in a transaction approved by the Company’s stockholders, (ii) is permitted to tag along in the event that GPI Holding desires to sell its Common Units to a third party and (iii) cannot transfer or encumber its Common Units in any manner, other than a transfer to a wholly owned subsidiary or as approved by GPI Holding.

The foregoing description of the GPI LLC Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the GPI LLC Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Exchange Agreement

In connection with the Closing, the Company, GPIP, GPI Holding and IP entered into an Exchange Agreement, dated as of January 1, 2018 (the “Exchange Agreement”), which sets forth, among other things, the circumstances in which IP may exchange its Common Units for shares of common stock of the Company or cash.

Following the second anniversary of the Closing, IP may exchange its Common Units for shares of common stock of the Company or cash, or a combination of both, at GPIP’s option, provided that (i) the Company may not without stockholder approval issue shares of common stock under the Exchange Agreement that would collectively represent more than 19.9% of the Company’s common stock outstanding immediately prior to the Closing, (ii) each request for an exchange is subject to certain minimum and maximum requirements, and (iii) GPIP shall not be obligated to effect an exchange more than once in any 180-day period.

Upon receipt of shares of common stock of the Company, IP must, within 10 business days, sell such shares to a third party, subject to certain conditions and exceptions.

The foregoing description of the Exchange Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Exchange Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Governance Agreement

In connection with the Closing, the Company, GPIP, and IP entered into a Governance Agreement, dated as of January 1, 2018 (the “Governance Agreement”).

For a period of five years following the Closing, IP and its controlled affiliates have agreed not to take certain prohibited actions in furtherance of a business combination with the Company.

Subject to certain exceptions, the Company and its subsidiaries may not, without IP’s consent: (i) transfer, sell, assign or otherwise dispose of in a taxable transaction any IP assets contributed to GPIP prior to the third anniversary of the Closing, (ii) cause GPIP or any U.S. subsidiary partnership or disregarded entity to elect to be treated as a corporation for U.S. tax purposes, or to transfer any assets of such entity to an entity treated as a corporation for U.S. tax purposes, (iii) guarantee any debt of GPIP and its subsidiaries, and (iv) voluntarily prepay or amend the principal amount or amortization terms of the debt assumed from IP prior to the second anniversary of the Closing.

Subject to certain exceptions, during the period that IP holds Common Units, the Company may not conduct business unrelated to GPIP and its subsidiaries. Notwithstanding that prohibition, the Company may acquire businesses, assets, equity or other property or use the Company’s securities as consideration in a merger, purchase or any other business combination as long as such acquired businesses, assets, equity or property are contributed to GPIP and the Company may be involved in the change of control of the Company.

GPIP has agreed to provide IP with certain information or documentation of GPIP reasonably requested by IP for purposes related to IP’s investment in GPIP, including, without limitation, in order for IP to comply with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The foregoing description of the Governance Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Governance Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Tax Receivable Agreement

In connection with the Closing, the Company, GPI Holding, GPIP, and IP, entered into a Tax Receivable Agreement, dated as of January 1, 2018 (the “Tax Receivable Agreement”). The Tax Receivable Agreement sets forth the agreements among the parties regarding the sharing of certain tax benefits realized by the affiliated group of corporations, of which the Company is the common parent, filing consolidated U.S. federal income tax returns (the “Consolidated Group”).

Such tax benefits are expected to arise upon IP’s transfers of its membership interests in GPIP pursuant to the terms of the Exchange Agreement. Upon such a transfer, tax benefits would generally be expected to arise from an adjustment to the tax basis of the assets of GPIP, or to GPI Holding’s share of such tax basis. GPIP is required to make the necessary tax election to ensure that such basis adjustments will be made.

GPI Holding generally will be obligated to pay IP 50% of the total tax benefit that the Consolidated Group is projected to realize. Projected tax benefits will be based on certain assumptions described in the Tax Receivable Agreement, including assumptions about the tax rate paid by the Consolidated Group and the present value of tax benefits. Projected tax benefits will not necessarily correspond to actual tax benefits realized by the Consolidated Group. GPI Holding will also be required to pay interest from the applicable exchange date to the date the tax benefit payment is made.

Payment obligations under the Tax Receivable Agreement will rank pari passu with all unsecured obligations of GPI Holding. If a payment is prohibited by the terms of certain agreements of governing the obligations of the Company or its subsidiaries, the payments shall accrue, with interest, for the benefit of IP and will be made at the first opportunity that they are permitted.

GPI Holding may terminate the Tax Receivable Agreement at any time by making an early termination payment generally equal to the amount that would have been due if any if any units of GPIP not previously exchanged were exchanged on the date notice of early termination is given.

Upon a notice by IP of a material breach by GPI Holding of its obligation to make payments, and failure to cure such breach within a specified period, IP may elect to treat such breach as an early termination, requiring GPI Holding to make an early termination payment.

Apart from certain transfers to affiliates in connection with transfers of GPIP units, IP’s rights under the Tax Receivable Agreement are transferable only with the consent of GPI Holding in its sole discretion.

The foregoing description of the Tax Receivable Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Tax Receivable Agreement, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Registration Rights Agreement

In connection with the Closing, the Company and IP entered into a Registration Rights Agreement, dated as of January 1, 2018 (the “Registration Rights Agreement”), which provides the terms upon which IP can require the Company to register shares of its common stock held by IP or its affiliates.

Pursuant to the Registration Rights Agreement, commencing on the second anniversary of the Closing, IP can require the Company to file a registration statement to register for public sale a specified number of shares of the Company held by IP or its affiliates, whether acquired upon an exchange of Common Units or otherwise. The Company shall not be obligated to effect a registration on behalf of IP within 180 days after the effectiveness of the previous registration (except with respect to a shelf registration), and each demand must be for a minimum number of shares.

The Company may defer the filing of a registration statement or a takedown off of an effective shelf registration until a date not later than sixty (60) days after the required filing date and not more than twice and not more than ninety (90) days in the aggregate in any twelve-month period, if the Board of the Company determines in good faith that such registration would be materially detrimental to the Company and its stockholders or if, prior to receiving IP’s demand request, the Company had determined to move forward with a registered underwritten public offering of the Company’s securities for its own account and the Company had taken substantial steps to effect such offering.

IP has customary piggyback registration rights allowing it to include its qualifying shares of common stock of the Company if the Company chooses to effect a registration of any of its equity securities for sale to the public.

The Company will pay for reasonable registration expenses other than underwriting discounts and commissions and fees for counsel to IP.

The Registration Rights Agreement will cease to apply to shares of the Company held by IP or its affiliates when such holder beneficially owns less than 3% of the Company then-outstanding common stock and such common stock would be saleable pursuant to Rule 144 without restriction.

The foregoing description of the Registration Rights Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Restrictive Covenants Agreement

In connection with the Closing, GPIP and IP entered into a Restrictive Covenants Agreement, dated as of January 1, 2018 (the “Restrictive Covenants Agreement”).

For a period ending on the later of the third anniversary of the Closing and the date that IP no longer owns any equity interests in GPIP, subject to certain exceptions, IP may not engage in any business that is competitive with the North America Consumer Packaging business transferred to GPIP.

For a period ending two years after the Closing, subject to certain exceptions, IP may not (i) solicit, induce or attempt to induce particular individuals who worked in IP’s North America Consumer Packaging business to leave the employ of such person or (ii) hire, employ or enter into a consulting agreement with, any such individual, unless such person ceased to be an employee of GPIP or its subsidiaries three months prior to, or his or her employment was terminated by GPIP or its subsidiaries at any time prior to, such action by IP or any of its subsidiaries.

The foregoing description of the Restrictive Covenants Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Restrictive Covenants Agreement, which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Amended and Restated Credit Agreement

In connection with consummation of the Transactions, GPI entered into a Third Amended and Restated Credit Agreement dated as of January 1, 2018 (the “Amended and Restated Credit Agreement”) by and among GPI and certain subsidiaries thereof as Borrowers, the lenders and agents named therein, and Bank of America, N.A., as Administrative Agent. The Amended and Restated Credit Agreement effects an “amend and extend” transaction with respect to the Company’s existing senior credit facility by which, among other things: (i) the maturity date thereof has been extended to January 1, 2023, (ii) the applicable margin interest rate pricing grid levels have been reduced from those set forth in the existing credit facility, (iii) certain negative covenants contained in the existing credit facility have been relaxed and (iv) certain amendments have been effected so as to accommodate the Transactions.

No incremental additional debt under the Amended and Restated Credit Agreement has been incurred in connection with the Transactions. However, the Term Loan A provided for therein has been reduced to $800.0 million from an original principal amount of $1.0 billion (with approximately $925 million remaining outstanding) and the principal revolving credit facility commitment has been increased to $1.45 billion from $1.25 billion. The Amended and Restated Credit Agreement also continues to provide for revolving borrowings under a €138.0 million Euro facility and a ¥2.50 billion Japanese yen facility. The indebtedness and obligations under the Amended and Restated Credit Agreement continue to be secured by a first-priority lien and security interest in substantially all of the assets of GPI.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

Term Loan Credit Agreement

In connection with the consummation of the Transactions, GPI assumed on January 1, 2018 $660.0 million of term loan indebtedness previously incurred by IP. In addition, GPI entered into that certain Amended and Restated Credit Agreement dated as of January 1, 2018 and, subject to the satisfaction of certain conditions, effective as of January 8, 2018 (the “Term Loan Credit Agreement”) by and among GPI, the lenders and agents named therein and Bank of America, N.A., as Administrative Agent, which amends and restates the terms of such term loan indebtedness. The term loan provided for in the Term Loan Credit Agreement is repayable pursuant to the same amortization schedule (expressed as a percentage of the principal amount thereof) as the Term Loan A under the Amended and Restated Credit Agreement and has the same maturity date of January 1, 2023. The applicable margin pricing grid, covenant and other terms are substantially equivalent to those contained in the Amended and Restated Credit Agreement. The Term Loan Credit Agreement will be secured by a lien and security interest in substantially all of the assets of GPI on a pari passu basis with the liens and security interests securing the Amended and Restated Credit Agreement pursuant to the terms of a customary intercreditor agreement among the parties.

The foregoing description of the Term Loan Credit Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Term Loan Credit Agreement, which is attached hereto as Exhibit 10.8 and is incorporated herein by reference.

The Transaction Agreement and the Transaction Documents have been included to provide investors and security holders with information regarding their terms, and such information is limited in nature to describing the parties’ agreement with respect to the Transactions. It is not intended to provide any other factual information about the Company, GPI, IP, or their respective subsidiaries and affiliates. The Transaction Agreement and the Transaction Documents contain representations and warranties by the parties thereto, made solely for the benefit of the other parties thereto. The assertions embodied in those representations and warranties in the Transaction Agreement and the Transaction Documents are qualified by information in confidential disclosures delivered by each party in connection with the signing of the Transaction Agreement. Moreover, certain representations and warranties in the Transaction Agreement and the Transaction Documents were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk among the parties to the Transaction Agreement and the Transaction Documents. Accordingly, the representations and warranties in the Transaction Agreement and the Transaction Documents should not be relied on by any persons as characterizations of the actual state of facts about the Company or GPI or their respective subsidiaries and affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Transaction Agreement and the Transaction Documents, which subsequent information may or may not be fully reflected in the Company’s or GPI’s public disclosures. Neither the Transaction Agreement nor the Transaction Documents should be read alone, but should instead be read in conjunction with the other information regarding the Transaction Agreement and the Transaction Documents, the Transactions, the Company, GPI, IP, and their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other filings that the Company and GPI make with the Securities and Exchange Commission (the “SEC”).

Item 7.01	Regulation FD Disclosure.

On January 2, 2018, the Company issued a press release announcing the closing of the Transactions. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report.

Pursuant to General Instruction F to Current Report on Form 8-K, the press release attached to this Current Report as Exhibit 99.1 is incorporated into this Item 7.01 by reference. The information contained in this Item 7.01, including the information set forth in the press release filed as Exhibit 99.1 to, and incorporated by reference into, this Current Report, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information in Exhibit 99.1 furnished pursuant to this Item 7.01 shall not be incorporated by reference into any registration statement or other documents pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act except as otherwise expressly stated in any such filing.

Item 8.01	Other Events

Conversion

In connection with the Transactions, GPI and all of its domestic subsidiaries converted from Delaware corporations to Delaware limited liability companies.

GPI to File Reports

As a result of the Transactions, GPI, an indirect subsidiary of the Company, will begin filing annual, quarterly and other reports with the SEC pursuant to Section 13(a) and Section 15(d) of the Exchange Act, commencing with this Current Report on Form 8-K. GPI has not routinely filed reports pursuant to the Exchange Act in reliance on Rule 12h-5 under the Exchange Act.

Forward-Looking Statements

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction between International Paper Company and the Company. All statements, other than historical facts, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include risk factors detailed from time to time in the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as may be required by law.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial information required pursuant to Item 9.01(a) of Form 8-K will be filed within 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required pursuant to Item 9.01(b) of Form 8-K will be filed within 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(d)	Exhibits.

Exhibit Number	Description

2.1	Transaction Agreement, dated October 23, 2017, by and among International Paper Company, Graphic Packaging Holding Company, Graphic Packaging International Partners, LLC (formerly known as Gazelle Newco LLC) and Graphic Packaging International, LLC (formerly known as Graphic Packaging International, Inc.). Filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 24, 2017 and incorporated herein by reference.

3.1	Certificate of Formation of Graphic Packaging International, LLC

3.2	Amended and Restated Limited Liability Company Operating Agreement of Graphic Packaging International, LLC

10.1	Amended and Restated Limited Liability Company Agreement dated as of January 1, 2018 by and among Graphic Packaging Holding Company, Graphic Packaging International Partners, LLC (formerly known as Gazelle Newco LLC), GPI Holding III, LLC, and International Paper Company

10.2	Exchange Agreement dated as of January 1, 2018 by and among Graphic Packaging Holding Company, Graphic Packaging International Partners, LLC (formerly known as Gazelle Newco LLC), GPI Holding III, LLC, and International Paper Company

10.3	Governance Agreement dated as of January 1, 2018 by and among Graphic Packaging Holding Company, Graphic Packaging International Partners, LLC (formerly known as Gazelle Newco LLC), and International Paper Company

10.4	Tax Receivable Agreement dated as of January 1, 2018 by and among Graphic Packaging Holding Company, Graphic Packaging International Partners, LLC (formerly known as Gazelle Newco LLC), GPI Holding III, LLC, and International Paper Company

10.5	Registration Rights Agreement dated as of January 1, 2018 by and between Graphic Packaging Holding Company and International Paper Company

10.6	Restrictive Covenants Agreement dated as of January 1, 2018 by and between Graphic Packaging International Partners, LLC (formerly known as Gazelle Newco LLC) and International Paper Company

10.7	Third Amended and Restated Credit Agreement dated as of January 1, 2018 by and among Graphic Packaging International, LLC and certain subsidiaries thereof as Borrowers, the lenders and agents named therein, and Bank of America, N.A., as Administrative Agent

10.8	Amended and Restated Credit Agreement dated as of January 1, 2018 and effective as of January 8, 2018 by and among Graphic Packaging International, LLC, the lenders and agents named therein and Bank of America, N.A., as Administrative Agent

99.1	Press release dated January 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHIC PACKAGING HOLDING COMPANY

By:	/s/ Lauren S. Tashma
Name:	Lauren S. Tashma
Title:	Senior Vice President, General Counsel and Secretary

Date: January 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHIC PACKAGING INTERNATIONAL, LLC

By:	/s/ Lauren S. Tashma
Name:	Lauren S. Tashma
Title:	Senior Vice President, General Counsel and Secretary

Date: January 2, 2018